DECLARATION OF TRUST AND TRUST AGREEMENT

DECLARATION OF TRUST AND TRUST AGREEMENT, dated as of January 22, 2021 (this “Trust Agreement”), between NYDIG ASSET MANAGEMENT LLC, a Delaware limited liability company, as sponsor (the “Sponsor”), and DELAWARE TRUST COMPANY, a Delaware corporation, as trustee (the “Trustee”). The Sponsor and the Trustee hereby agree as follows:

1.	Formation of Trust.

(a)

The trust formed hereby shall be known as “NYDIG Bitcoin ETF” (the “Trust”) in which name the Sponsor or the Trustee may conduct the business of the Trust to the extent provided herein, make and execute contracts, and sue and be sued.

(b)

The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $1, which amount shall constitute the initial trust estate. The trust estate shall be held in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (the “Delaware Act”) and that this Trust Agreement constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto.

(c)

The Trustee is hereby authorized and directed to enter into such documents and take such other action only as the Sponsor specifically directs in written instructions delivered to the Trustee; provided, however, the Trustee shall not be required to take any action if the Trustee shall determine, or shall be advised by counsel, that such action is likely to result in personal liability or is contrary to applicable law or any agreement to which the Trustee is a party. The Sponsor shall have the exclusive authority to manage the business and affairs of the Trust as an agent of the Trust pursuant to Section 3806(b)(7) of the Delaware Act.

(d)

The purpose of the Trust is to invest in and hold bitcoin for the benefit of the shareholders and to engage in only those other activities necessary, advisable or incidental thereto. The Sponsor and the Trustee will enter into an amended and restated Trust Agreement satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the common shares of beneficial interests of the Trust (collectively, the “Shares”).

2.	Concerning the Trustee.

(a)

Except as otherwise expressly required by Section 1 of this Trust Agreement, the Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust’s property or the payment of dividends or other distributions of income or principal to the Trust’s beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Trustee.

The Trustee shall not be liable for the acts or omissions of the Sponsor nor shall the Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Sponsor.

(b)

The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Trustee shall not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(i)	The Trustee shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustee;

(ii)

No provision of this Trust Agreement shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii)	Under no circumstance shall the Trustee be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

(iv)

The Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Sponsor;

(v)

In the event that the Trustee is unsure of the course of action to be taken by it hereunder, the Trustee may request instructions from the Sponsor and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith; and

(vi)

To the extent that, at law or in equity, the Trustee has duties and liabilities relating thereto to the Sponsor or the Trust, the Sponsor agrees that such duties and liabilities are replaced by the terms of this Trust Agreement.

(c)

The Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(d)

In the exercise or administration of the trusts hereunder, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Trust, consult with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

(e)

Except as expressly provided in this Section 2, in accepting and performing the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust’s property for payment or satisfaction thereof.

(f)	The Trustee shall not be liable for punitive, exemplary, consequential, special or other similar damages for a breach of this Trust Agreement under any circumstances.

3.	Compensation and Indemnification.

(a)

The Trust hereby agrees to be primary obligor and shall (i) compensate the Trustee in accordance with a separate fee agreement with the Trustee, (ii) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within 60 days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor hereunder; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by an Indemnified

Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

(b)

As security for any amounts owing to the Trustee hereunder, the Trustee shall have a lien against the Trust property, which lien shall be prior to the rights of the Sponsor or any other beneficial owner of the Trust. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons under this Section 3 shall survive the termination of this Trust Agreement.

4.

The Trustee shall serve for the duration of the Trust and until the effective date of the Trustee’s resignation. The Trustee may resign upon thirty days prior notice to the Sponsor which shall promptly appoint a successor. If no successor has been appointed by the Sponsor within such thirty day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee. Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law. Any successor trustee appointed pursuant to this Section 4 shall be eligible to act in such capacity in accordance with this Trust Agreement and, following compliance with this Section 4, shall become fully vested with the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as trustee. Any such successor trustee shall notify the Trustee of its appointment by providing a written instrument to the Trustee. At such time the Trustee shall be discharged of its duties herein.

5.

The Sponsor, as the sponsor of the Trust, is hereby authorized (i) to prepare and file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) a registration statement (the “1933 Act Registration Statement”) on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), including any amendments thereto, relating to the registration of securities to be issued by the Trust under the Securities Act, and (b) a registration statement on Form 8-A, including any amendments thereto, relating to the registration of the Securities to be issued by the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to prepare and file with a national securities exchange and execute a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Shares to be issued by the Trust to be listed on the exchange; (iii) to prepare and file and execute, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Shares to be issued by the Trust under the securities or “blue sky” laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv)

to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Shares to be issued by the Trust and also any filing required to be made with the Financial Industry Regulatory Authority as determined by the Sponsor and any other filing or application necessary or desirable as determined by the Sponsor in connection with the registration and/or offering of Shares by the Trust; (v) to negotiate the terms of, and execute on behalf of the Trust, any agreement, including any underwriting agreement or purchase agreement relating to the Shares to be issued by the trust as determined by the Sponsor; and (vi) to do all other acts which, in the Sponsor’s judgment, are reasonably necessary or desirable for the registration and/or offering of Shares by the Trust. It is hereby acknowledged and agreed that in connection with any execution, filing or document referred to in clauses (i)-(vi), (A) the Sponsor, acting individually, is authorized on behalf of the Trust to prepare, file and execute such document on behalf of the Trust and (B) the Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission or the exchange or state securities or blue sky laws, and in such case only to the extent so required.

6.

This Trust Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral.

7.

This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Sections 3540, 3542 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

8.

This Trust Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

9.

This Trust Agreement may be amended and restated by the parties hereto as necessary to provide for the operation of the Trust and the Trustee is hereby authorized and directed to enter into any such amended and restated agreement; provided, however, that the Trustee shall not be required to enter into any amendment hereto which adversely affects the rights, duties or immunities of the Trustee.

10.

The Trust may dissolve at the written direction of the Sponsor. Upon dissolution, the Trustee shall, at the written direction and expense of the Sponsor, file a certificate of cancellation in accordance with the Act. Any remaining expenses of the Trust shall be paid by the Sponsor.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust and Trust Agreement to be duly executed by their respective officers or representatives hereunto duly authorized, as of the day and year first above written.

SPONSOR:
NYDIG ASSET MANAGEMENT LLC

By:	/s/ Reuben Grinberg
Name: Reuben Grinberg
Title: General Counsel

TRUSTEE:
DELAWARE TRUST COMPANY

By:	/s/ Benjamin Hancock
Name: Benjamin Hancock
Title: Assistant Vice President